UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

374WATER INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Third Quarter 2025 Results Conference Call

On November 12, 2025, Russell Kline, Chief Financial Officer of 374Water Inc. (“374Water” or the “Company”), held a conference call on the Company’s Q3 2025 results. The following is an excerpt from the script for the call:

One final item I would like to highlight – the Company recently filed a proxy statement with the Securities and Exchange Commission in connection with the Company’s upcoming Special Meeting of Stockholders to be held on December 15, 2025. The purpose of the Special Meeting is to request that stockholders approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock.

As many of you know, in July 2025, we filed a Form 8-K highlighting for investors that the Company’s common stock listed on Nasdaq had been trading for less than $1.00 per share for more than thirty consecutive trading days and therefore the Company was not in compliance with the bid price requirement of the Nasdaq Listing Rules. The Company must regain compliance by January 12, 2026. If the Reverse Stock Split is successful and we can maintain a trading price above $1.00 for at least ten consecutive trading days, we expect to maintain our listing on Nasdaq.

The Board of Directors of 374Water believes it is important to remain listed as public traded company on Nasdaq. Among other things, this Nasdaq listing will greatly increase the Company’s access to capital markets – like use of our ATM, which has been important to our ability to obtain sufficient working capital to finance our ongoing operations. A reverse stock split will also help remove concern about delisting while improving trading liquidity by increasing the price per share of our common stock, which could enable a broader range of institutions (which may have a minimum level of price restriction) to be able to invest in 374Water. It also allows the Company to potentially pursue alternative financing options to grow our business. The Company’s goal is to meet the Nasdaq requirement by executing on normal business operations but if we are not successful, the Board felt it was appropriate to request shareholder approval to effect a reverse stock split at the board’s discretion to ensure that we retain our Nasdaq listing. The Board and management remain fully confident in 374Water’s long-term prospects and view this measure as one of several potential steps to strengthen the Company and position it for further growth.

Cautionary Language on Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to whether 374Water will be able to maintain its Nasdaq listing, whether 374Water will be able to broaden its institutional shareholder base, provide increased liquidity, and further enhance shareholder value, and 374Water’s ability to destroy PFAS and other waste streams at scale, and 374Water’s future prospects and involve known and unknown risks, uncertainties, and other factors that may cause 374Water’s actual results, levels of activity, performance, or 374Water’s achievements or those of its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. 374Water has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While 374Water believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the 374Water’s control. These and other important factors, including those discussed under "Risk Factors" and elsewhere in 374Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, in 374Water’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and in 374Water’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 24, 2025, as well as 374Water’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, 374Water disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

2

Important Stockholder Information

On November 3, 2025, the Company filed a definitive proxy statement with the SEC in connection with its solicitation of proxies for its 2025 Special Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSALS FOR WHICH THE COMPANY IS SEEKING STOCKHOLDER APPROVAL. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov and from the Company by following the instructions included in the definitive proxy statement.

Participant Information

The Company, its directors, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended), including through this communication, in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2025 Special Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on November 3, 2025, in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

3